UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

Oaktree Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-223022	82-2365593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles Supplementary

On February 10, 2021, Oaktree Real Estate Income Trust, Inc. (the “Company”) filed Articles Supplementary to its charter with the Maryland State Department of Assessments and Taxation. The Articles Supplementary reclassifies 125,000,000 of the Company’s existing designated shares of Class D common stock in order to create and designate new Class C Shares and fix the preferences, rights, powers, restrictions, limitations, qualifications and terms and conditions of the newly designated Class C Shares. The Articles Supplementary immediately took effect upon filing with the State Department of Assessments and Taxation of Maryland.

Following the reclassification and designation of the Company’s common stock authorized by the Articles Supplementary, the Company had authority to issue a total of 1,000,000,000 shares of common stock, classified and designated as follows:

Common Stock
Class T Common Shares	250,000,000
Class S Common Shares	250,000,000
Class D Common Shares	125,000,000
Class C Common Shares	125,000,000
Class I Common Shares	250,000,000

Total	1,000,000,000

The foregoing description of the Articles Supplementary does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference. Except as described in this Current Report on Form 8-K, the Articles Supplementary did not amend, alter or modify any other terms or provisions of the Company’s charter.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Articles Supplementary of Oaktree Real Estate Income Trust, Inc. filed on February 10, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE REAL ESTATE INCOME TRUST, INC.

Date: February 12, 2021	By:	/s/ Brian Price
	Name:	Brian Price
	Title:	Chief Securities Counsel and Secretary